Exhibit 99.1


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Mid-America Racing Association, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' (deficit) equity and cash flows present fairly, in all material respects, the financial position of Mid-America Racing Association, Inc. (the Company) at October 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's net losses, stockholders' deficit and negative operating cash flow raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ PricewaterhouseCoopers LLP

May 15, 2001
Columbus, Ohio

MID-AMERICA RACING ASSOCIATION, INC.

BALANCE SHEETS
AT OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                           2000        1999
ASSETS
Current assets
    Cash and cash equivalents                                         $   80,823   $  295,761
    Restricted cash                                                       32,722       30,529
    Accounts receivable, net of allowance for doubtful
      accounts of $166,626 and $164,297 at October 31, 2000
      and 1999, respectively                                             153,053       59,300
    Accounts receivable--Scioto Downs, Inc.                               78,078         --
    Refundable income taxes                                               75,133      184,709
    Available-for-sale securities--Scioto Downs, Inc.                    776,895         --
    Prepaid expenses and other                                             2,452       15,412
                                                                      ----------   ----------

      Total current assets                                             1,199,156      585,711
                                                                      ----------   ----------

Property and equipment at cost, net                                       12,939       28,034
                                                                      ----------   ----------

Securities available for sale, at fair value
    Scioto Downs, Inc.                                                      --        776,895
    Other                                                                 49,000       24,000
                                                                      ----------   ----------

                                                                          49,000      800,895
                                                                      ----------   ----------

      Total assets                                                    $1,261,095   $1,414,640
                                                                      ==========   ==========

CONTINUED

MID-AMERICA RACING ASSOCIATION, INC.

BALANCE SHEETS
AT OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                         2000          1999
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
    Accounts payable, trade                                         $     8,212    $   102,412
    Accounts payable--Scioto Downs, Inc.                                   --          434,431
    Accrued expenses
      Purses                                                            157,010        211,336
      Simulcast settlements payable                                        --            9,592
      Other                                                             180,369        191,624
    Notes payable--MARA Enterprises, Inc.                               800,000           --
                                                                    -----------    -----------

      Total current liabilities                                       1,145,591        949,395
                                                                    -----------    -----------

Minimum pension liability                                               136,025        186,770
                                                                    -----------    -----------

Stockholders' (deficit) equity
    Common stock, without par value
      Authorized: 10,000 shares
      Issued and outstanding: 7,375 shares                                9,440          9,440
    Additional paid-in capital                                          462,560        462,560
    Accumulated deficit                                                (450,575)      (110,683)
    Accumulated other comprehensive loss, net of taxes                  (41,946)       (82,842)
                                                                    -----------    -----------

      Total stockholders' (deficit) equity                              (20,521)       278,475
                                                                    -----------    -----------

        Total liabilities and stockholders' (deficit) equity        $ 1,261,095    $ 1,414,640
                                                                    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

MID-AMERICA RACING ASSOCIATION, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                       2000          1999
Nights of live racing and simulcasting                                      55             61
Dark days of simulcasting                                                    9              9

OPERATING REVENUES
    Pari-mutuel commissions and breakage                           $ 5,070,466    $ 5,734,887
      Less pari-mutuel taxes                                           771,219        902,340
                                                                   -----------    -----------

                                                                     4,299,247      4,832,547

    Entry fees and purse monies added by others                      1,838,735      1,198,981
    Admissions, programs and parking and other                         551,155        486,146
    Export signal revenue                                              340,377        263,532
    Simulcasting shared revenues, net                                   68,892         58,938
                                                                   -----------    -----------

                                                                     7,098,406      6,840,144
                                                                   -----------    -----------

OPERATING EXPENSES
    Purses                                                           3,739,793      3,379,752
    Salaries and wages                                               1,062,927      1,062,538
    Simulcasting fees                                                  586,386        661,052
    Rental of track facilities, net                                    306,238        328,931
    Depreciation and amortization                                       15,095         11,761
    Other operating and general                                      1,687,817      1,716,510
                                                                   -----------    -----------

                                                                     7,398,256      7,160,544
                                                                   -----------    -----------

Loss from operations                                                  (299,850)      (320,400)

Interest and dividend income                                            20,149         15,297
Interest expense                                                       (60,191)       (26,376)
                                                                   -----------    -----------

Loss before income tax benefit                                        (339,892)      (331,479)

Income tax benefit                                                        --          (33,554)
                                                                   -----------    -----------

Loss from continuing operations                                       (339,892)      (297,925)

DISCONTINUED OPERATIONS
    Loss from discontinued operations (net of income tax
      benefit of $27,500)                                                 --          (82,139)
                                                                   -----------    -----------

Net loss                                                           $  (339,892)   $  (380,064)
                                                                   ===========    ===========


   The accompanying notes are an integral part of these financial statements.

MID-AMERICA RACING ASSOCIATION, INC.

STATEMENT OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                                                   ACCUMULATED
                                                                      ADDITIONAL     ACCUMULATED       OTHER
                                                         COMMON        PAID-IN        (DEFICIT)    COMPREHENSIVE
                                                         STOCK         CAPITAL        EARNINGS          LOSS         TOTAL
                                                       -----------    -----------   ------------   -------------  -----------
Balances at October 31, 1998                           $     9,440    $   462,560   $ 3,551,164    $   (39,420)   $ 3,983,744

     Net loss                                                 --             --        (380,064)          --         (380,064)

     Pension liability adjustment                             --             --            --          (15,256)       (15,256)

     Valuation allowance on deferred tax assets               --             --            --          (28,166)       (28,166)
                                                                                                                  -----------

     Comprehensive loss                                                                                              (423,486)
                                                                                                                  -----------

     Spin-off of MARA Enterprises, Inc.                       --             --      (3,281,783)          --       (3,281,783)
                                                       -----------    -----------   -----------    -----------    -----------

Balances at October 31, 1999                                 9,440        462,560      (110,683)       (82,842)       278,475

     Net loss                                                 --             --        (339,892)          --         (339,892)

     Pension liability adjustment                             --             --            --           26,992         26,992

     Valuation allowance on deferred tax assets               --             --            --           13,904         13,904
                                                       -----------    -----------   -----------    -----------    -----------

     Comprehensive loss                                                                                              (298,996)
                                                                                                                  -----------

Balances at October 31, 2000                           $     9,440    $   462,560   $  (450,575)   $   (41,946)   $   (20,521)
                                                       ===========    ===========   ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

MID-AMERICA RACING ASSOCIATION, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                                2000         1999
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                 $(339,892)   $(380,064)
    Adjustments to reconcile net loss to net cash used
      in operating activities:
        Loss from discontinued operations                                         --         82,139
        Depreciation and amortization                                           15,095       11,761
        Gain on disposal of equipment                                             --         (5,000)
        Provision for losses on accounts receivable                              2,329      164,297
        Deferred income taxes                                                     --         16,143
        Change in assets and liabilities of continuing operations:
           Accounts receivable, trade and affiliate                           (174,160)    (196,083)
           Refundable income taxes                                             109,576     (128,128)
           Other assets                                                          3,111       (4,617)
           Accounts payable, trade and affiliate                              (528,631)     266,199
           Accrued expenses                                                    (75,173)      49,518
                                                                             ---------    ---------

      Net cash used in continuing operations                                  (987,745)    (123,835)

      Net cash provided by discontinued operations                                --        111,769
                                                                             ---------    ---------

      Net cash used in operating activities                                   (987,745)     (12,066)
                                                                             ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Net restricted cash (receipts) disbursements                                (2,193)       9,491
    Purchase of equipment                                                         --        (30,600)
    Purchase of investment                                                     (25,000)        --
                                                                             ---------    ---------

      Net cash used in continuing investing activities                         (27,193)     (21,109)

      Net cash used in discontinued investing activities                          --        (81,253)
                                                                             ---------    ---------

      Net cash used in investing activities                                    (27,193)    (102,362)
                                                                             ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Dividends paid                                                                --       (147,500)
    Advances from affiliate                                                    800,000         --
                                                                             ---------    ---------

      Net cash provided by (used in) continuing financing activities           800,000     (147,500)

      Net cash used in discontinued financing activities                          --        (30,516)
                                                                             ---------    ---------

      Net cash provided by (used in) financing activities                      800,000     (178,016)
                                                                             ---------    ---------

Net decrease in cash and cash equivalents                                     (214,938)    (292,444)

Cash and cash equivalents, beginning of year                                   295,761      588,205
                                                                             ---------    ---------

Cash and cash equivalents, end of year                                       $  80,823    $ 295,761
                                                                             =========    =========

CONTINUED


   The accompanying notes are an integral part of these financial statements.

MID-AMERICA RACING ASSOCIATION, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                                2000         1999
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash paid during the year for:
      Income taxes (refunded) paid                                           $(121,400)   $  80,000
                                                                             =========    =========
      Interest paid                                                          $  54,700    $    --
                                                                             =========    =========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITY
    The Company (decreased) increased its pension liability
      adjustment account, net of taxes                                       $ (26,992)   $  66,012
                                                                             =========    =========


   The accompanying notes are an integral part of these financial statements.

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

1.     DESCRIPTION OF BUSINESS

       Mid-America Racing Association, Inc.'s (the Company) business is the rental of a facility for harness horse racing and operation of a racing program in central Ohio. Revenues are earned from commissions on pari-mutuel wagering on live races and simulcasting and various related revenues, including simulcasting export signal revenue, admissions, concessions and parking. MARA Enterprises, Inc. (MARA) was a wholly owned subsidiary that owned and operated a public golf course and various rental properties in central Ohio. Revenues were derived from golf course membership dues, greens fees and other related activities. Rental income was earned from the properties.

       Effective July 1, 1999, the Company spun-off MARA to the stockholders. The stockholders of MARA received one share of MARA for each 25 shares held in the Company. Accordingly, MARA's activities for the eight-month period ended June 30, 1999 are reported in the Company's financial statements as discontinued operations. MARA has revenues of approximately $1,268,000 for the eight-month period ended June 30, 1999. Unless otherwise indicated, the notes to the financial statements relate to continuing operations.

       The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At October 31, 2000, the Company had a stockholders' deficit of $20,521. For the year ended October 31, 2000, the Company had a net loss from continuing operations of $339,892 and negative operating cash flows of $987,745. During 2000, management reduced the accounts payable to Scioto Downs, Inc. (Scioto Downs) by borrowing $800,000 from MARA, which it repaid through the exchange of certain investments subsequent to October 31, 2000 (see Note
       5). In addition, the Company is considering several changes to its business strategy in order for it to resume profitable operations, including more effective use of people and the restructuring of the rental agreement with Scioto Downs. However, even if the Company is able to implement these strategies, there can be no assurance that it will achieve profitable operations or will be able to continue as a going concern.


2.     ACCOUNTING POLICIES

       CASH AND CASH EQUIVALENTS
       Cash and cash equivalents represent amounts on deposit with financial institutions, including money market investments with original maturities of three months or less. At October 31, 2000 and 1999, cash and cash equivalents included investments of approximately $75,500 and $283,700, respectively, held at one financial institution.

       RESTRICTED CASH
       The Company is required to hold funds related to horsemen's fines and certain simulcasting funds in separate accounts. Their use is restricted to payments for improving horsemen's facilities and increasing racing purses.

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

       PROPERTY AND EQUIPMENT
       The Company records asset acquisitions at cost. Depreciation is recognized on the straight-line method over the estimated useful lives of the applicable assets as follows:

                                                     ESTIMATED
                                                    USEFUL LIVES
               CLASS OF ASSETS                        (YEARS)
        ------------------------------             -------------

        Furniture and fixtures                        4 to 20
        Equipment                                     3 to 15


       Maintenance, repairs and minor renewals are charged to expense as incurred, while major renewals and betterments are capitalized. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts, and resulting gains or losses are reflected in operations.

       Property and equipment consisted of the following as of October 31:

                                                      2000          1999

         Furniture and fixtures                   $  87,487     $  87,487
         Equipment                                   56,634        56,634
                                                  ---------     ---------

                                                    144,121       144,121

            Less accumulated depreciation          (131,182)     (116,087)
                                                  ---------     ---------

                                                  $  12,939     $  28,034
                                                  =========     =========


       INVESTMENTS IN COMMON STOCK
       The Company accounts for investments in common stock as available-for-sale securities. Available-for-sale securities are those that would be available to be sold in the future in response to changes in the Company's needs. Available-for-sale securities are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of applicable taxes. The Company has classified all securities as available-for-sale securities.

       The total cost of investments in common stock was $731,816 and $706,816 at October 31, 2000 and 1999, respectively.

       INCOME TAXES
       The Company accounts for income taxes on the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates. Management provides a valuation allowance against deferred tax assets when it is more likely than not that the benefit will not be realized.

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

       REVENUE RECOGNITION
       The Company recognizes commission revenue based upon various percentages of pari-mutuel wagering. Other revenues are recognized when services are performed.

       ACCUMULATED OTHER COMPREHENSIVE LOSS
       Accumulated other comprehensive loss consisted of the following at October 31, 2000 and 1999:


                                                                    2000             1999
              Minimum pension liability adjustment,
                net of taxes                                    $ (89,776)      $ (116,768)
              Unrealized gain on securities, net
                of taxes                                           62,092           62,092
              Valuation allowance                                 (14,262)         (28,166)
                                                                ---------       ----------

                                                                $ (41,946)      $ (82,842)
                                                                =========       =========

       USE OF ESTIMATES
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       RECLASSIFICATIONS
       Certain prior year amounts have been reclassified to conform with the 2000 presentation.


3.     AFFILIATED ENTITY

       The Company held 10.6% of the outstanding common stock of Scioto Downs, a publicly traded company, at October 31, 2000 and 1999. The Company and Scioto Downs have common management and certain common employees and stockholders. As of October 31, the market value and cost of the Company's investment in Scioto Downs were as follows:

                                                          2000         1999

                Market value                           $ 776,895    $ 776,895
                Cost                                     682,816      682,816
                                                       ---------    ---------

                    Excess of market over cost         $  94,079    $  94,079
                                                       =========    =========


       The Company leases racing facilities from Scioto Downs for the period of time necessary to conduct an annual racing meet under the terms of a 25-year lease agreement that expires December 31, 2013. The lease agreement provides for rental payments to Scioto Downs based on percentages of daily pari-mutuel wagering during the meet with a minimum annual rental payment of $7,200. The Company paid to Scioto Downs additional rents of $60,051 in 2000 and $103,310 in 1999. Additional rent payments are due to Scioto Downs based on two months of

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

       Scioto Downs' required debt service during the period in which the Company rents Scioto Downs' facilities. These additional payments are subject to annual approval by the Company.

       To encourage the improvement of racing facilities in Ohio, permit holders are allowed to recover 70% of the cost of qualified improvements as determined by the Ohio State Racing Commission. Such recovery is accomplished by reducing each day's pari-mutuel tax paid to the state by a fraction of 1% of pari-mutuel wagering, commencing in December 1990, and continues for ten years or until the total tax reduction reaches 70% of the cost of the improvement, whichever occurs first. Such abatement is available to all permit holders who race at the improved facility. In accordance with the lease agreement, the Company remits its portion of the abatement earned to Scioto Downs. Abatement amounts reimbursed were $168,115 in 2000 and $205,533 in 1999.

       Scioto Downs collects simulcasting purse pool funding and other monies on behalf of the Company and remits such funding to the Company on a periodic basis. In addition, amounts are due to Scioto Downs from the Company for the portion of certain shared corporate overhead expenses paid by Scioto Downs.

       The Company subleases concession facilities to an unrelated third party under an agreement that expires on March 1, 2003. The expense attributable to rental of track facilities in the accompanying statements of operations has been reduced by $113,762 in 2000 and $179,774 in 1999 for revenues from this sublease. As of October 31, 2000 and 1999, Scioto Downs was in a dispute with the previous concessionaire. Due to the uncertainty of final resolution of this dispute, the Company has reserved accounts receivable due from the concessionaire in the amount of $164,297 at October 31, 2000 (See Note 8).

       The following is a summary of transactions with Scioto Downs for the years ended October 31, 2000 and 1999 and amounts due to Scioto Downs as of October 31, 2000 and 1999:


                                                                          INCOME (EXPENSE)
                                                                 ---------------------------------
                                                                       2000              1999
                                                                 ----------------   --------------
                Facility rents                                       $(409,045)       $(508,705)
                Reimbursement of overhead expenses                    (336,920)        (326,754)
                Pari-mutuel tax abatement                              168,115          205,533
                Concessionaire sublease                                113,762          179,774
                Interest on outstanding balances                       (30,101)         (26,375)
                                                                     ---------        ---------

                Net expenses                                         $(494,189)       $(476,527)
                                                                     =========        =========
                Amounts due (from) to Scioto Downs
                  at October 31                                      $ (78,078)       $ 434,431
                                                                     =========        =========

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

4.     LEASE COMMITMENTS

       The Company has a noncancelable operating lease for pari-mutuel equipment with an automatic extension as long as the Company conducts pari-mutuel wagering. Rental expense was $107,045 in 2000 and $125,693 in 1999 and is included in other operating and general expenses. Under the agreement, the Company is obligated to pay the third-party processor a minimum charge per racing program of $1,600 (approximately $86,400 annually).


5.     DEBT

       The Company has available for its use a line of credit with a financial institution for $1,000,000. The line, which is renewed annually, calls for interest at the prime rate. There have been no draws on the line during the last two years. There can be no assurance that the financial institution will renew the line of credit.

       During 2000, the Company borrowed $800,000 under two note agreements with MARA. The principal and interest are due on demand and interest accrues at a fixed rate of 8%. This amount is included in short-term notes payable to affiliate at October 31, 2001.

       During November 2000, the Company transferred Scioto Downs stock owned by the Company to MARA in complete settlement of the $250,000 and $550,000 notes and accrued interest.


6.     INCOME TAXES

       Income tax (benefit) expense includes the following components:

                                                          OCTOBER 31,
                                                 ----------------------------
                                                    2000             1999
                                                 ----------      ------------

                Current                          $    --         $ (49,700)
                Deferred                          (138,000)        (59,400)
                Valuation allowance                138,000          75,546
                                                 ---------       ---------

                    Total                        $    --         $ (33,554)
                                                 =========       =========

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

       A summary of the effective income tax rate is as follows:


                                                                        PERCENTAGE OF
                                                                     PRETAX INCOME (LOSS)
                                                               ----------------------------------

                                                                    2000               1999
                                                               ----------------   ---------------
       Statutory federal rate                                       (34)%             (34)%
       Permanent differences                                           8%                2%
       Deferred tax rate and other adjustments                      (15)%              (1)%
       Valuation allowance                                            41%               23%
                                                               ----------------   ---------------

       Effective tax rate                                              -%             (10)%


       Deferred income taxes result principally from state income taxes and other accruals not deductible until paid, differences between financial depreciation and cost recovery depreciation amounts utilized for tax purposes, and a reserve against accounts receivable which is not yet deductible. Total deferred tax assets of approximately $227,700 and $103,700 are included in the balance sheets as of October 31, 2000 and 1999, respectively. Due to uncertainty regarding future taxable income, the Company has recorded a valuation allowance of $227,700 and $103,700 as of October 31, 2000 and 1999, respectively.

       The effective income tax rate reflected in the statements of operations is less than the statutory rate in 2000 and 1999, primarily due to the dividends received deduction, deferred tax rate adjustments, nondeductible expenses and the surtax exemption. Current tax benefits in 1999 resulted from the carryback of net operating losses to prior periods. As of October 31, 2000, the Company had federal net operating carryforwards of approximately $221,000 that will expire in October 2020 if not utilized.


7.     RETIREMENT PLANS

       The Company, Scioto Downs and MARA sponsor a noncontributory defined-benefit pension plan covering all full-time employees meeting certain age and service requirements. The Company, Scioto Downs and MARA share proportionately the costs and related assets of the plan. On May 31, 2000, the plan was amended to freeze eligibility, the accrual of years of service and benefits. The Company's total pension expense, which includes both current service costs and amortization of prior years' service costs, was $40,791 in 2000 and $44,463 in 1999.

       The Company's funding policy is to contribute annually an amount sufficient to fund the plan's current service cost on a current basis and to fund estimated past service costs over a 30-year period using a different actuarial cost method and different assumptions from those used for financial reporting.

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

       The Company's portion of the funded status of the plan at October 31 is as follows:


                                                                                   2000         1999
                Change in projected benefit obligations:
                    Benefit obligation as of the beginning of the year          $ 549,483    $ 492,497
                      Service cost                                                 12,027       22,513
                      Interest cost                                                39,788       36,353
                      Actuarial (gain) loss                                       (12,252)      41,751
                      Amendments                                                  (21,855)        --
                      Benefits paid                                               (45,289)     (43,631)
                                                                                ---------    ---------

                    Benefit obligation as of the end of the year                $ 521,902    $ 549,483
                                                                                =========    =========

                Change in plan assets:
                    Fair value of assets at the beginning of the year           $ 316,885    $ 334,175
                      Actual return (loss) on plan assets                           9,975       (9,508)
                      Other allocation adjustments                                 47,622       (6,343)
                      Employer contributions                                       37,436       42,192
                      Benefits paid                                               (45,289)     (43,631)
                                                                                ---------    ---------

                    Fair value of assets at the end of the year                 $ 366,629    $ 316,885
                                                                                =========    =========



                                                                                   2000         1999
                Funded status (deficit)                                         $(155,273)   $(232,598)
                    Unrecognized transition obligation                               --          8,193
                    Unrecognized prior service cost                                  --          1,656
                    Unrecognized net actuarial loss                               136,025      206,856
                                                                                ---------    ---------

                Net amount of deficit recognized                                $ (19,248)   $ (15,893)
                                                                                =========    =========

                Amounts recognized in the Company's balance sheet consist of:
                      Accrued pension cost                                      $ (19,248)   $ (15,893)
                      Additional minimum liability                               (136,025)    (186,770)
                      Intangible asset                                               --          9,849
                      Accumulated other comprehensive loss                        136,025      176,921
                                                                                ---------    ---------

                Net amount recognized                                           $ (19,248)   $ (15,893)
                                                                                =========    =========

MID-AMERICA RACING ASSOCIATION, INC.

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

       Assumptions used for the plan are as follows:

                                                                2000      1999

                Discount rate                                   7.75%     7.50%
                Rate of increase in compensation levels         5.50%     5.50%
                Long-term rate of return on assets              8.00%     8.00%


       Net pension expense includes the following components:


                                                                                    2000              1999
                Service cost--components of net periodic benefit cost            $  12,027         $  22,513
                Interest cost                                                       39,788            36,353
                Expected return on plan assets                                     (26,830)          (25,578)
                Net amortization relating to the deferral of initial
                  transitional obligation and subsequent gains and
                  losses                                                             7,010            11,175
                Amendments                                                           8,796              --
                                                                                 ---------         ---------

                Net pension expense                                              $  40,791         $  44,463
                                                                                 =========         =========


       The Company and Scioto Downs have a 401(k) savings plan covering substantially all full-time employees. The Company expensed matching contributions of $17,839 in 2000 and $39,454 in 1999.


8.     SUBSEQUENT EVENT

       On April 26, 2001, Scioto Downs entered into a settlement agreement with its former concessionaire. Under the agreement, the Company and Scioto Downs agreed to forgive their receivables from the concessionaire in exchange for certain equipment. The Company and Scioto Downs are currently in discussions on the amount to be paid to the Company by Scioto Downs related to this equipment received.